Exhibit 99.1

VirnetX and Japanese Private Equity Alliance to Launch Gabriel Technologies in Japan

Partnership Gives VirnetX $20 Million Dollars in Expansion Capital

ZEPHYR COVE, Nevada, TOKYO, Japan, and Washington, D.C,– June 01, 2017 – VirnetX™ Holding Corporation (NYSE MKT: VHC), an Internet security software and technology company, and Public Intelligence Technology Associates KK (PITA), a Japanese Private Equity and Strategic Consulting alliance between a consortium of Japanese corporations and financial institutions, Atos, and Wirthlin Worldwide, A Dentons Innovation Group Partnership, jointly announced today that they have entered into a five year, multifaceted definitive agreement to build a strategic alliance of 4G Service Providers, Application Developers, Japanese Content Developers, Government Agencies and Enterprises around Gabriel Technologies. In addition to building this strategic alliance in Japan, this agreement includes a revenue share agreement on all sales of Gabriel Collaboration Suite and other Gabriel products sold in Japan. As a part of this agreement, PITA has agreed to purchase approximately twenty million dollars ($20,000,000) of shares of common stock from VirnetX at an all-cash purchase price of $3.64 per share in a private placement transaction. VirnetX retains the option to repurchase these shares at a small premium.

“This is our first significant strategic alliance outside the U.S.,” said Kendall Larsen, VirnetX CEO and President. “It represents a massive opportunity for Gabriel to be the leading provider of secure communications to the Japanese market. The revenue share agreement on all Gabriel sales in Japan has the potential to be very profitable for the company and our shareholders.”

“We believe that our alliance with VirnetX creates a great market opportunity to address the growing need for secure communications in Japan in light of the global demand to become more cyber-secure,” said Eriya Unten, PITA Executive Director. “The Gabriel Collaboration Suite will provide privacy and security for Japanese corporations and government.’

“This is a perfect example of the right strategy and alliance coming together,” said Michael Silva,Managing Director at Wirthlin Worldwide International, A Dentons Innovation Group Partnership. “We are excited to help assist VirnetX with their International expansion goals and strategies. This partnership between VirnetX and PITA is a game-changer and creates significant market opportunities in Japan.”

About VirnetX Gabriel

The Gabriel Collaboration Suite™ is a set of easy to use, essential applications, that allow businesses and users to easily communicate and collaborate with their peers in a secure, end-to-end encrypted environment. The essential applications include, Secure Mail, Secure Messaging, Secure Voice Call, Secure Video Call, Secure Share & Sync and Secure Gateway Service, all accessible through an integrated and easy to use interface on mobile or desktop devices. VirnetX’s Gabriel Secure Gateway Service allows users to configure and remotely access all their private network services, e.g. web cameras, home security monitoring systems, or personal data storage (movies, photographs, etc.), without disclosing private network information or opening special ports that can make them vulnerable to malicious hacking or attacks.

Built on top of the Gabriel Secure Communication Platform™, it uses VirnetX’s patented Gabriel Connection Technology™ to automatically performs user authentication, cryptographic peer device authentication and security policy enforcement over an ‘invisible network’ created by using a unique virtual encrypted secure communications infrastructure. For more information, please visit www.gabrielsecure.com

About VirnetX

VirnetX Holding Corporation is an Internet security software and technology company with patented technology for secure communications including 4G LTE security. The Company’s software and technology solutions, including its secure domain name registry and Gabriel Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 115 U.S. and international patents and over 50 pending applications. For more information, please visit www.virnetx.com

About PITA KK

PITA (Public Intelligence Technology Associates KK) is a strategic alliance between a consortium of Japanese corporations and financial institutions, Atos, and Wirthin Worldwide, A Dentons Innovation Group Partnership. The global reach of Atos and Wirthlin Worldwide – combined to include 200 offices in over 60 countries – provide a conduit of exclusive projects, technologies and patents for execution through the existing PITA government and private sector network in Japan.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact, including statements regarding the strength of VirnetX’s intellectual property, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company;, including pending and future inter partes review proceedings in the Patent and Trademark Office (2) the ability to capitalize on the Company’s patent portfolio and generate licensing fees and revenues; (3) the ability of the Company to be successful in entering into licensing relationships with its targeted customers on commercially acceptable terms; (4) potential challenges to the validity of the Company’s patents underlying its licensing opportunities; (5) the ability of the Company to achieve widespread customer adoption of the Company’s Gabriel Communication Technology™ and its secure domain name registry; (6) the level of adoption of the 3GPP Series 33 security specifications; (7) whether or not the Company’s patents or patent applications may be determined to be or become essential to any standards or specifications in the 3GPP LTE, SAE project or otherwise; (8) the extent to which specifications relating to any of the Company’s patents or patent applications may be adopted as a final standard, if at all; and (9) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Annual Report on Form 10-K filed on March 16, 2017 and Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:

Investor Relations
VirnetX Holding Corporation
775.548.1785
ir@virnetx.com

VirnetX, Gabriel Collaboration Suite, Gabriel Secure Communications Platform and GABRIEL Connection Technology are trademarks of VirnetX Holding Corporation. Other company and product names may be trademarks of their respective owners.